Exhibit 99.1

400 Centre Street Newton, Massachusetts 02458
617-796-8387
fivestarseniorliving.com

FOR IMMEDIATE RELEASE

Five Star Senior Living Inc. Announces Third Quarter 2021 Results

Owned Communities Sequential Quarter End Occupancy Growth of 280 Basis Points

130 Basis Point Increase in Sequential Quarter End Occupancy in DHC Communities Five Star Will Continue to Manage

Completed 69 of 108 Planned Community Transitions and Agreements in Place to Transition additional 35 Senior Living Communities Throughout the Remainder of 2021

Reported $80.2 million of Unrestricted Cash and Cash Equivalents at Quarter End

Newton, MA (November 3, 2021): Five Star Senior Living Inc. (Nasdaq: FVE) today announced its financial results for the three months ended September 30, 2021.

Katherine Potter, President and Chief Executive Officer, made the following statement:

"For the third quarter of 2021, we reported a net loss of $10.2 million and an adjusted EBITDA loss of $3.3 million, which represented a $1.2 million improvement sequentially driven largely by occupancy improvement and cost containment measures. More specifically, as part of our strategic repositioning, we began rationalizing our work force and infrastructure during the third quarter.

Occupancy in our portfolio of 20 owned communities increased 280 basis points at quarter end from the prior quarter. Likewise, occupancy in our 120 DHC retained managed communities, increased 130 basis points from the prior quarter. As of October 31, 2021, occupancy for these same 120 DHC retained managed communities has improved further to 74.9%, which represents a 250 basis point increase from pandemic lows.

We are encouraged by the continued occupancy growth within our owned and managed senior living portfolios as we drive efficiency and reposition our communities to fully participate in the upside of the senior living recovery. These positive occupancy trends have come as resident vaccination levels have increased throughout our senior living portfolio, while confirmed resident COVID-19 cases have declined to at or near pandemic lows. In addition, as of September 1, 2021, all community and clinic employees were in compliance with our requirement that they be fully vaccinated against COVID-19.

During the third quarter, we continued to transform our business to better address the changing needs and preferences of a growing older adult population, and to position Five Star for long term growth. We have made great progress on the repositioning phase of our strategic plan and, as of today, have transitioned 99 of the senior living communities with approximately 6,600 living units to new operators, closed 1,532 skilled nursing facility units and 27 of the planned Ageility inpatient clinics. We expect all community transitions to be completed by year end.

We have now shifted our focus to a sustained recovery by welcoming new residents and clients to our communities and clinics and embracing the return to our full resident, client and team member experience. With over $80 million of cash, $6.9 million of debt, and no outstanding balances on our revolving credit facility, our balance sheet remains flexible. We are well positioned to opportunistically diversify our revenue streams and pursue an expansion of our health and wellness services through new outpatient clinics and new service offerings."

Third Quarter Summary of Financial Results:

•Net loss for the third quarter of 2021 was $10.2 million, or $0.32 per share, which included $3.3 million loss from the termination of a lease and $1.2 million of expenses related to FVE's restructuring, partially offset by $0.8 million to be reimbursed by Diversified Healthcare Trust, or DHC, related to the strategic plan announced by FVE on April 9, 2021, or the Strategic Plan, compared to net income of $3.7 million, or $0.12 per share, for the third quarter of 2020.

•Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the third quarter of 2021 was $(7.0) million compared to $7.1 million for the third quarter of 2020. Adjusted EBITDA, as described further below, was $(3.3) million for the third quarter of 2021 compared to $6.8 million for the third quarter of 2020. EBITDA and Adjusted EBITDA are non-GAAP financial measures. Reconciliations of net loss determined in accordance with GAAP to EBITDA and Adjusted EBITDA for the third quarter of 2021 and 2020 are presented later in this press release.

The following tables present data on the senior living communities that FVE owns, leases and manages as well as FVE's Ageility rehabilitation clinics, and FVE's comparable community data.

	As of and for the Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Senior Living Segment:
Month End Occupancy
Owned and Leased	72.9%	69.7%	73.0%
Managed	73.8%	71.3%	74.0%

Comparable Communities (1)
Month End Occupancy
Owned	72.9%	70.1%	73.7%
Managed	74.6%	73.3%	77.0%
Operating Margin (2) (3)
Owned	(5.1)%	(17.7)%	(8.5)%
Managed	7.1%	10.1%	10.6%

	As of and for the Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
Ageility:
Number of Clinics
Inpatient (3)	10	10	40
Outpatient	223	218	209
Number of Visits (in thousands)
Inpatient (3)	20	36	82
Outpatient	147	156	155

Comparable Clinics (4)
Average revenue per clinic	$65	$70	$72
Operating margin (3)	9.9%	12.3%	17.9%

_______________________________________
(1)    Comparable communities provides data for 20 owned senior living communities and 120 managed senior living communities that FVE continuously owned or managed since July 1, 2020, exclusive of 108 senior living communities with approximately 7,500 living units, that FVE managed on behalf of DHC which have been or are expected to be transitioned to new operators in 2021, per the Strategic Plan, of which 69 senior living communities with approximately 4,800 living units were transitioned to new operators as of September 30, 2021, and exclusive of 1,532 skilled nursing facility, or SNF, units which have been closed and are in the process of being repositioned in 27 Continuing Care Retirement Communities, or CCRCs, that FVE will continue to manage. See Strategic Plan below for an update on the progress made with respect to the Strategic Plan. Comparable communities also excludes all four leased communities with approximately 200 living units where the leases were terminated on September 30, 2021.
(2)    Operating margin is defined as operating revenue less operating expenses for the business unit divided by operating revenue. It is exclusive of Provider Relief Funds from the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, and other governmental grants recognized as other income. It is inclusive of 1,532 SNF units, which have been closed and are in the process of being repositioned, in 27 CCRCs that FVE will continue to manage. In addition, it excludes restructuring expenses for the three months ended September 30, 2021 of $0.2 million and for the three months ended June 30, 2021 of $10.2 million for the comparable managed communities.
(3)    All Ageility inpatient clinics will be closed as part of the Strategic Plan. During the three months ended June 30, 2021, 27 inpatient clinics were closed as part of the Strategic Plan. There were no inpatient clinics closed during the three months ended September 30, 2021.
(4)    Comparable clinics includes financial data for 199 Ageility outpatient clinics that FVE continuously owned and operated since July 1, 2020 and excludes data for 27 Ageility inpatient clinics that were closed during the three months ended June 30, 2021 and an additional ten Ageility inpatient clinics that are expected to be closed per the Strategic Plan.

Strategic Plan

On April 9, 2021, FVE announced the Strategic Plan, including to:

•Reposition the senior living management service offering to focus on larger independent living and assisted living as well as active adult communities, and exit skilled nursing by transitioning 108 communities to new operators and closing approximately 1,500 SNF living units in retained CCRCs;
•Evolve through investment in an enhanced scalable corporate shared service center to support operations to deliver differentiated, customer focused resident experiences across segmented senior living service offerings; and
•Diversify with a focus on revenue diversification opportunities, including growing Ageility rehabilitation services and expanding ancillary services to provide choice based, financially flexible, resident experience and reach customers outside of FVE's senior living communities.

During the nine months ended September 30, 2021, FVE made the following progress with respect to the Reposition phase of the Strategic Plan:

1.FVE and DHC amended their management arrangements on June 9, 2021,
2.Transitioned the management of 69 senior living communities with approximately 4,800 living units to new operators, all of which occurred during the three months ended September 30, 2021. During October 2021, we transitioned the management of 27 senior living communities with approximately 1,700 living units to new operators, and DHC has entered into agreements for FVE to transition the management of an additional 11 senior living communities, with approximately 1,000 living units, to new operators in the fourth quarter of 2021. We plan to close one community with approximately 100 living units,
3.Closed all 1,532 SNF living units in 27 managed CCRCs and began collaborating with DHC to reposition these SNF units,
4.Closed 27 of the 37 planned Ageility inpatient rehabilitation clinics, and
5.For six of the Ageility inpatient rehabilitation clinics, FVE has entered into agreements with the new operators to continue to provide these services for 12 months.

During the nine months ended September 30, 2021, FVE made the following progress with respect to the Evolve phase of the Strategic Plan:

1.Implemented enhancements to its corporate technology infrastructure,
2.Invested in critical areas of residential experience, including community wireless connectivity, resident transportation services, re-designed community common areas and resident units,
3.Made enhancements to digital marketing infrastructure and implemented a labor management tool, and
4.Standardized certain administrative functions through centralization efforts to enhance operating efficiency.

During the nine months ended September 30, 2021, FVE made the following progress with respect to the Diversify phase of the Strategic Plan:

1.Opened 16 net new Ageility outpatient rehabilitation clinics, bringing its Ageility outpatient rehabilitation clinic total to 223, and
2.Grew Ageility fitness revenues to $2.4 million or a 41.1% increase over the same period in 2020.

In connection with the implementation of the Strategic Plan, FVE expects to incur restructuring expenses of up to $19.0 million, approximately $13.0 million of which FVE expects DHC will reimburse. These expenses are expected to include up to $7.5 million of retention bonus payments, up to $8.7 million of severance, benefits and transition expenses, and up to $2.8 million of transaction expenses, of which FVE expects DHC to reimburse approximately $5.1 million, $7.2 million and $0.7 million, respectively. During the three months ended September 30, 2021, FVE recorded restructuring expenses of $1.2 million, of which $0.8 million will be reimbursed by DHC.

Presented below is a summary of the units FVE operated (owned and managed) as of September 30, 2021 and the projected number of units to be operated after the conclusion of the Reposition phase of the Strategic Plan:

	Total	Retained
	Units (1)	Units (2)
Independent living	10,628	10,422
Assisted living	9,402	7,715
Memory care	2,454	1,861
Skilled nursing	284	—
Total	22,768	19,998
_______________________________________
(1)    The units operated as of September 30, 2021 include 2,099 owned and 20,669 managed and excludes the approximately 4,800 living units that FVE previously managed for DHC that FVE transitioned to new operators during the three months ended September 30, 2021 and exclusive of approximately 200 living units within its four leased communities for which the leases were terminated on September 30, 2021.
(2)    Includes 2,099 owned and 17,899 managed units.

Presented below is a summary of the communities, units, average occupancy, month end occupancy, revenues and management fees for the communities FVE manages for DHC as of and for the three months ended September 30, 2021 and for the retained communities to be managed for DHC after the conclusion of the Strategic Plan (dollars in thousands):

	Total
	Communities	Units	Average Occupancy	Month End Occupancy	Community Revenues (1)	Management Fees (2)(3)
Independent and assisted living communities (5)	155	20,044	72.5%	74.2%	$184,996	$9,944
Continuing care retirement communities (5)	4	625	68.1%	61.6%	17,015	881
Skilled nursing facilities	—	—	67.4%	—%	8,149	395
Total	159	20,669	72.2%	73.8%	$210,160	$11,220

	Retained
	Communities	Units	Average Occupancy	Month End Occupancy	Community Revenues (1)	Management Fees (4)
Independent and assisted living communities (5)	120	17,899	73.4%	74.6%	$157,930	$8,510
Continuing care retirement communities	—	—	—%	—%	—	—
Skilled nursing facilities	—	—	—%	—%	—	—
Total	120	17,899	73.4%	74.6%	$157,930	$8,510
_______________________________________
(1)    Represents the revenues of the senior living communities FVE manages on behalf of DHC. Managed senior living communities' revenues do not represent FVE's revenues and are included to provide supplemental information regarding the operating results and financial condition of the communities from which FVE earns management fees.

(2)    The 59 SNF units in one CCRC that were closed during the three months ended September 30, 2021, and are to be repositioned, had management fee revenue of $1 for the three months ended September 30, 2021.
(3)    FVE recognized management fee revenue of $1,306 for the three months ended September 30, 2021 from 69 senior living communities with approximately 4,800 living units that were transitioned to new operators during the three months ended September 30, 2021.
(4)    Excludes management fee revenue of $2,710 earned in the three months ended September 30, 2021 related to (i) 108 senior living communities managed on behalf of DHC, with approximately 7,500 living units that are expected to be transitioned to new operators in 2021; of which 69 senior living communities, with approximately 4,800 living units were transitioned to new operators during the three months ended September 30, 2021, and (ii) 59 SNF units in one CCRC that were closed during the three months ended September 30, 2021, and are to be repositioned in communities that FVE will continue to manage.
(5)    During the three months ended September 30, 2021, FVE closed 59 SNF units in one CCRC. Due to these SNF unit closures, this community is no longer a CCRC and has been included in the community and unit totals and month end occupancy as independent and assisted living community as of September 30, 2021. However, average occupancy, community revenues and management fees for this former CCRC is included in the CCRC totals for the three months ended September 30, 2021. The average occupancy, community revenues and management fees for this former CCRC for the three months ended September 30, 2021 were 74.7%, $4,439 and $233, respectively.

Following the completion of the Reposition phase of the Strategic Plan, FVE will continue to manage 120 senior living communities for DHC, representing 17,899 living units and approximately 75.8% of FVE's management fee revenues for the three months ended September 30, 2021, and to operate its existing owned portfolio of 20 communities with approximately 2,100 living units. FVE expects to partially offset the resulting revenue loss from fees FVE earns from the 108 transitioning senior living communities with expense reductions to right-size operations.

The 120 senior living communities that FVE will continue to manage for DHC, after transitioning the 108 communities, outperformed the total DHC managed portfolio (exclusive of the closed and pending repositioning of approximately 1,500 SNF living units in the 27 CCRCs) for the three months ended September 30, 2021 with approximately 370 basis points higher operating margin.

In addition to the transition of 108 managed communities owned by DHC, on September 30, 2021, FVE terminated its leases for four communities with approximately 200 living units that were previously leased from Healthpeak Properties Inc., or PEAK. As of September 30, 2021, FVE no longer operates units within leased communities.

Presented below is a summary of FVE's Ageility rehabilitation clinics as of and for the three months ended September 30, 2021 and the number of clinics to be operated after the implementation of the Strategic Plan (dollars in thousands):

	As of and for the Three Months Ended September 30, 2021				Retained
	Number of Clinics	Total Revenue (3)	Average Revenue per Clinic	Adjusted EBITDA Margin(5)	Number of Clinics	Total Revenue (1)(3)	Average Revenue per Clinic	Adjusted EBITDA Margin(5)
Inpatient Clinics in DHC Communities	10	$1,508	$151	35.3%	—	$—	$—	—%
Outpatient Clinics in DHC Communities	91	7,936	87	11.3%	91	7,936	87	11.3%
Outpatient Clinics in Transition Communities(2)	45	1,776	39	16.2%	45	1,776	39	16.2%
Total Clinics at DHC Communities	146	11,220	77	15.3%	136	9,712	71	12.2%
Outpatient Clinics at Other Communities(4)	87	3,888	45	3.4%	87	3,888	45	3.4%
Total Clinics	233	$15,108	$65	12.2%	223	$13,600	$61	9.6%
_______________________________________
(1)    Excludes revenue of $1,508 earned during the three months ended September 30, 2021 for ten Ageility inpatient rehabilitation clinics which are expected to be closed as part of the transition.
(2)    As part of the transition, FVE expects to transition 108 senior living communities managed on behalf of DHC to new operators in 2021; of which 69 senior living communities were transitioned to new operators during the three months ended September 30, 2021. These communities have 45 Ageility outpatient rehabilitation clinics, of which 29 clinics were within communities that had transitioned to new operators as of September 30, 2021 and that FVE will continue to operate. The remaining 16 clinics, due to the pending transfer of the communities to new operators, may be subject to closure by the new operator.
(3)    Total Ageility revenue excludes home health care services, which are a part of the rehabilitation and wellness services segment.
(4)    Other communities includes outpatient clinics at non-FVE operated or managed communities and 15 outpatient clinics at communities FVE owns.
(5)    Adjusted EBITDA Margin is a non-GAAP financial measure. A reconciliation of operating margin to Adjusted EBITDA Margin is presented later in this press release.

FVE expects the rehabilitation and wellness services segment to grow and diversify through its expanded emphasis on fitness and home health care services. Fitness offerings started as an extension of FVE's rehabilitation product and, while representing only 5.5% of segment revenues for the three months ended September 30, 2021, fitness revenues increased by 34.8% to $0.8 million when compared to the same period in 2020.

FVE currently expects to continue to evolve and diversify through growth of its ancillary rehabilitation and wellness service offerings, by opening new clinics and expanding its fitness and other home-based service offerings within and outside of its senior living communities. Since January 1, 2019, FVE has opened 94 net new outpatient rehabilitation clinics, 17 of which were opened in 2020, and 16 of which were opened during the nine months ended September 30, 2021.

Conference Call Information:

At 1:00 p.m. Eastern Time on November 4, 2021, FVE's President and Chief Executive Officer, Katherine Potter, Executive Vice President and Chief Operating Officer, Margaret Wigglesworth, and Executive Vice President, Chief Financial Officer and Treasurer, Jeffrey Leer, will host a conference call to discuss FVE's third quarter 2021 financial results.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on November 11, 2021. To hear the replay, dial (412) 317-0088. The replay pass code is 10160357.

A live audio webcast of the conference call will also be available in a listen-only mode on FVE’s website, www.fivestarseniorliving.com. Participants wanting to access the webcast should visit FVE’s website about five minutes before the call. The archived webcast will be available for replay on FVE’s website following the call for about a week. The transcription, recording and retransmission in any way of FVE's third quarter ended September 30, 2021 financial results conference call are strictly prohibited without the prior written consent of FVE. FVE’s website is not incorporated as part of this press release.

About Five Star Senior Living Inc.:

FVE is a provider of senior living management and rehabilitation and wellness services to over 20,000 older adults. Five Star is the fifth largest senior living operator in the United States and operates independent and assisted living communities. Additionally, FVE's rehabilitation and wellness services segment includes Ageility Physical Therapy SolutionsTM, or Ageility, a division of FVE, which provides rehabilitation and wellness services within FVE communities as well as to external customers. FVE is headquartered in Newton, Massachusetts.

Five Star Senior Living Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUES
Rehabilitation and wellness services	$15,382	$21,124	$52,388	$61,776
Senior living	16,320	18,525	49,755	59,112
Management fees	11,220	15,302	37,997	48,058
Total management and operating revenues	42,922	54,951	140,140	168,946
Reimbursed community-level costs incurred on behalf of managed communities	177,231	233,783	585,662	689,903
Other reimbursed expenses	5,678	6,589	27,750	19,003
Total revenues	225,831	295,323	753,552	877,852

Other operating income	—	—	7,795	1,499

OPERATING EXPENSES
Rehabilitation and wellness services expenses	13,536	16,716	45,414	50,361
Senior living wages and benefits	8,547	11,128	30,456	30,633
Other senior living operating expenses	7,184	7,407	22,418	20,246
Community-level costs incurred on behalf of managed communities	177,231	233,783	585,662	689,903
General and administrative	21,817	19,774	66,956	65,051
Restructuring expenses	1,220	142	16,859	1,412
Depreciation and amortization	2,983	2,680	8,912	8,084
Total operating expenses	232,518	291,630	776,677	865,690

Operating (loss) income	(6,687)	3,693	(15,330)	13,661

Interest, dividend and other income	84	104	244	625
Interest and other expense	(507)	(379)	(1,379)	(1,170)
Unrealized gain (loss) on equity investments	22	435	555	(160)
Realized gain on sale of debt and equity investments	—	327	193	422
Loss on termination of leases	(3,277)	—	(3,277)	(22,899)
Income (loss) before income taxes	(10,365)	4,180	(18,994)	(9,521)
(Provision) benefit for income taxes	164	(465)	(194)	(971)
Net (loss) income	$(10,201)	$3,715	$(19,188)	$(10,492)

Weighted average shares outstanding—basic	31,618	31,486	31,567	31,465
Weighted average shares outstanding—diluted	31,618	31,563	31,567	31,465

Net (loss) income per share—basic	$(0.32)	$0.12	$(0.61)	$(0.33)
Net (loss) income per share—diluted	$(0.32)	$0.12	$(0.61)	$(0.33)

Five Star Senior Living Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with U.S. generally accepted accounting principles, or GAAP. FVE believes the non-GAAP financial measures presented in the tables below are meaningful supplemental disclosures because they may help investors better understand changes in FVE’s operating results and its ability to meet FVE's financial obligations or service debt, make capital expenditures and expand its business. These non-GAAP financial measures may also help investors make comparisons between FVE and other companies on both a GAAP and non-GAAP basis. FVE believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are meaningful financial measures that may help investors better understand its financial performance, including by allowing investors to compare FVE's performance between periods and to the performance of other companies. FVE management uses EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to evaluate FVE’s financial performance and compare FVE’s performance over time and to the performance of other companies. FVE calculates EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin as shown below. These measures should not be considered as alternatives to net income (loss) or operating income (loss), as indicators of FVE’s operating performance or as measures of FVE’s liquidity. Also, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin as presented may not be comparable to similarly titled amounts calculated by other companies.

FVE believes that net income (loss) is the most directly comparable financial measure, determined according to GAAP, to FVE’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to net income (loss) for the three and nine months ended September 30, 2021 and 2020.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net (loss) income	$(10,201)	$3,715	$(19,188)	$(10,492)
Add (less):
Interest and other expense	507	379	1,379	1,170
Interest, dividend and other income	(84)	(104)	(244)	(625)
(Benefit) provision for income taxes	(164)	465	194	971
Depreciation and amortization	2,983	2,680	8,912	8,084
EBITDA	(6,959)	7,135	(8,947)	(892)
Add (less):
Severance (1)	—	—	—	282
Litigation settlement (2)	—	—	—	2,473
Unrealized gain (loss) on equity investments	(22)	(435)	(555)	160
Loss on termination of leases (3)	3,277	—	3,277	22,899
Net restructuring expenses (4)	407	142	4,515	1,412
Long-lived asset impairment (5)	—	—	890	—
Adjusted EBITDA	$(3,297)	$6,842	$(820)	$26,334
_______________________________________
(1)    Costs incurred for the three and nine months ended September 30, 2020 represent those related to a reduction in workforce.
(2)    Represents costs incurred related to the settlement of a lawsuit and is included in other senior living operating expenses in FVE's condensed consolidated statements of operations. The settlement was approved by the court, and paid by FVE on May 12, 2021.
(3)    For the 2021 periods, represents the lease termination expenses related to the termination of all four leased communities on September 30, 2021 as well as the write off of certain assets at those communities. For the 2020 periods, represents the excess of the fair value of the shares issued to DHC as of January 1, 2020 of $97,899, compared to the consideration of $75,000 paid by DHC as part of the transaction agreement to restructure FVE's business arrangements with DHC, or the Restructuring Transactions.
(4)    Includes costs incurred related to the Strategic Plan announced on April 9, 2021 and the Restructuring Transactions for the three and nine months ended September 30, 2021 and 2020, respectively, and are included in restructuring expenses in the Condensed Consolidated Statements of Operations, net of reimbursed expenses of $813 and $12,344 to be received for the three and nine months ended September 30, 2021, respectively, from DHC.
(5)    Represents asset impairments related to one leased community that had a fire on April 4, 2021.

Five Star Senior Living Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)
(unaudited)

FVE believes that net income is the most directly comparable financial measure, determined according to GAAP, to FVE’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to net income for the three months ended September 30, 2021 for the rehabilitation and wellness services segment.

	Three Months Ended September 30, 2021
	Total	Retained
Rehabilitation and wellness services:
Revenue	$15,382	$15,382
Less: Home health services	274	274
Less: Inpatient	—	1,508
Total Ageility revenue	$15,108	$13,600

Ageility:
Net income	$2,033	$1,203
Add: Depreciation	120	109
EBITDA	2,153	1,312
Add: Restructuring expenses	(310)	—
Adjusted EBITDA	$1,843	$1,312
Adjusted EBITDA Margin	12.2%	9.6%

Five Star Senior Living Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)

	September 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$80,188	$84,351
Restricted cash and cash equivalents	23,615	23,877
Accounts receivable, net of allowance of $3,709 and $3,149, respectively	8,647	9,104
Due from related person	33,215	96,357
Debt and equity investments, of which $8,689 and $11,125 are restricted, respectively	19,498	19,961
Prepaid expenses and other current assets	19,990	28,658
Total current assets	185,153	262,308

Property and equipment, net	157,028	159,251
Operating lease right-of-use assets	9,452	18,030
Finance lease right-of-use assets	3,698	4,493
Restricted cash and cash equivalents	1,137	1,369
Restricted debt and equity investments	3,841	4,788
Equity investment of an investee, net	11	11
Other long-term assets	10,119	3,956
Total assets	$370,439	$454,206

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,440	$23,454
Accrued expenses and other current liabilities	32,000	41,843
Accrued compensation and benefits	38,072	70,543
Accrued self-insurance obligations	30,461	31,355
Operating lease liabilities	417	2,567
Finance lease liabilities	856	808
Due to related persons	3,413	6,585
Mortgage note payable	409	388
Security deposits and current portion of continuing care contracts	303	365
Total current liabilities	122,371	177,908

Long-term liabilities:
Accrued self-insurance obligations	36,664	37,420
Operating lease liabilities	9,552	17,104
Finance lease liabilities	3,274	3,921
Mortgage note payable	6,473	6,783
Other long-term liabilities	338	538
Total long-term liabilities	56,301	65,766

Shareholders’ equity:
Common stock, par value $0.01: 75,000,000 shares authorized, 31,753,484 and 31,679,207 shares issued and outstanding, respectively	318	317
Additional paid-in-capital	460,798	460,038
Accumulated deficit	(270,330)	(251,139)
Accumulated other comprehensive income	981	1,316
Total shareholders’ equity	191,767	210,532
Total liabilities and shareholders' equity	$370,439	$454,206

Five Star Senior Living Inc.
Senior Living Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020

Owned and Leased Communities
Independent and assisted living communities:
Revenues	$16,320	$16,378	$17,057	$17,903	$18,525
Other operating income (1)	—	2	7,774	1,715	—
Operating expenses	17,895	21,012	20,414	21,181	19,661
Operating (loss) income	(1,575)	(4,632)	4,417	(1,563)	(1,136)
Operating margin	(9.7)%	(28.3)%	17.8%	(8.0)%	(6.1)%
Number of communities (end of period)	20	24	24	24	24
Number of living units (end of period) (2)	2,099	2,251	2,302	2,302	2,312
Average occupancy	69.9%	68.1%	68.3%	71.5%	74.7%
Month end occupancy	72.9%	69.7%	68.2%	69.7%	73.0%
RevPAR (3)	$2,411	$2,425	$2,479	$2,596	$2,665
RevPOR (4)	$3,375	$3,524	$3,630	$3,550	$3,492

Managed Communities (5)
Management fees	$11,220	$12,927	$13,850	$14,822	$15,302
Community-level revenues	210,160	243,947	259,966	278,637	290,101
Other operating income (1)	786	16,564	1,617	12,520	—
Community-level expenses (6)	203,756	237,461	247,171	261,678	270,333
Community operating income	7,190	23,050	14,412	29,479	19,768
Community operating margin	3.4%	8.8%	5.5%	10.1%	6.8%
Number of communities (end of period)	159	228	228	228	239
Number of living units (end of period) (2)	20,669	25,482	26,963	26,969	28,232
Average occupancy	72.2%	69.5%	69.5%	72.2%	75.2%
Month end occupancy	73.8%	71.3%	70.2%	70.8%	74.0%
RevPAR (3)	$3,046	$3,086	$3,213	$3,355	$3,420
RevPOR (4)	$4,129	$4,389	$4,623	$4,543	$4,447
_______________________________________
(1)    Other operating income represents income recognized for funds received under the CARES Act and other governmental grants.
(2)    Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or disposition of senior living communities.
(3)    RevPAR is defined by FVE as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Data for the three months ended December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021 exclude income received by communities under the CARES Act and other governmental grants.
(4)    RevPOR is defined by FVE as resident fee revenues for the corresponding portfolio for the period divided by the average number of occupied units for the period, divided by the number of months in the period. Data for the three months ended December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021 exclude income received by communities under the CARES Act and other governmental grants.
(5)    Managed communities, other than FVE's management fees, represents financial data of communities FVE manages for the account of DHC and does not represent financial results of FVE. Managed communities' data is included to provide supplemental information regarding the operating results and financial condition of the communities from which FVE earns management fees.
(6)    The three months ended September 30, 2021 and June 30, 2021 includes restructuring expense of $813 and $11,531, respectively.

Five Star Senior Living Inc.
Comparable Communities Senior Living Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Owned Communities (1):
Number of communities (end of period)	20	20	20	20	20
Number of living units (end of period) (2)	2,099	2,099	2,099	2,098	2,108
Average occupancy	70.4%	68.3%	68.9%	72.4%	75.1%
Month end occupancy	72.9%	70.1%	69.0%	70.2%	73.7%
RevPAR (3)	$2,354	$2,357	$2,421	$2,549	$2,602
RevPOR (4)	$3,270	$3,413	$3,515	$3,445	$3,388

Managed Communities (1)(5):
Number of communities (end of period)	120	120	120	120	120
Number of living units (end of period) (2)	17,899	17,898	17,906	17,910	17,929
Average occupancy	73.4%	72.9%	72.7%	75.6%	78.5%
Month end occupancy	74.6%	73.3%	73.2%	74.2%	77.0%
RevPAR (3)	$2,941	$2,961	$2,946	$3,054	$3,139
RevPOR (4)	$3,922	$4,018	$4,051	$3,954	$3,942
_______________________________________
(1)    Includes data for senior living communities that FVE has continuously owned or managed since July 1, 2020. Per the Strategic Plan, the summary of operations for comparable communities excludes (i) 108 senior living communities managed on behalf of DHC, with approximately 7,500 living units that are expected to be transitioned to new operators in 2021, of which 69 senior living communities, with approximately 4,800 living units have been transitioned to new operators as of September 30, 2021 and (ii) 1,532 SNF units in 27 CCRCs that were closed during the six months ended September 30, 2021 and are in the process of being repositioned that FVE will continue to manage for DHC. Comparable communities also excludes all four leased communities with approximately 200 living units where the leases were terminated on September 30, 2021.
(2)    Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or sale of senior living communities.
(3)    RevPAR is defined by FVE as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Data for the three months ended December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021 exclude income received by communities under the CARES Act and other governmental grants.
(4)    RevPOR is defined by FVE as resident fee revenues for the corresponding portfolio for the period divided by the average number of occupied units for the period, divided by the number of months in the period. Data for the three months ended December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021 exclude income received by communities under the CARES Act and other governmental grants.
(5)    Senior living segment data for comparable managed communities represents financial data of communities FVE manages for the account of DHC and does not represent financial results of FVE. Managed communities' data is included to provide supplemental information regarding the operating results and financial condition of the communities from which FVE earns management fees.

Five Star Senior Living Inc.
Rehabilitation and Wellness Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Rehabilitation and Wellness Services (1):
Revenues	$15,382	$17,453	$19,553	$20,256	$21,124
Other operating income (2)	—	—	19	221	—
Operating expenses (3)	13,348	17,517	16,338	16,613	16,833
Operating (loss) income	2,034	(64)	3,234	3,864	4,291
Operating margin	13.2%	(0.4)%	16.5%	18.9%	20.3%
Number of inpatient clinics (end of period)	10	10	37	37	40
Number of outpatient clinics (end of period)	223	218	215	207	209
_______________________________________
(1)    Includes Ageility clinics and home health operations.
(2)    Other operating income represents income recognized for funds received under the CARES Act and other governmental grants.
(3)    The three months ended September 30, 2021 and June 30, 2021 includes restructuring expenses of $(310) and $1,720, respectively.

Five Star Senior Living Inc.
Comparable Rehabilitation and Wellness Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Rehabilitation and Wellness Services (1):
Revenues	$13,294	$14,289	$13,603	$13,960	$14,664
Other operating income (2)	—	—	20	36	—
Operating expenses	11,997	12,700	11,804	12,204	12,226
Operating income	1,297	1,589	1,819	1,792	2,438
Operating margin	9.8%	11.1%	13.4%	12.8%	16.6%
Number of inpatient clinics (end of period)	—	—	—	—	—
Number of outpatient clinics (end of period)	199	199	199	199	199
_______________________________________
(1)    Includes Ageility clinics and home health operations. Comparable clinics includes data for 199 outpatient clinics that FVE has continuously owned and operated since July 1, 2020, exclusive of 27 Ageility inpatient rehabilitation clinics that were closed during the three months ended June 30, 2021 and an additional ten Ageility inpatient rehabilitation clinics that are expected to be closed.
(2)    Other operating income represents income recognized for funds received under the CARES Act and other governmental grants.

Five Star Senior Living Inc.
Owned Senior Living Communities as of and for the Three Months Ended September 30, 2021
(dollars in thousands)
(unaudited)

No.	Community Name	State	Property Type (1)	Living Units	Senior Living Revenues (4)	Gross Carrying Value	Net Carrying Value	Date Acquired	Year Built or Most Recent Renovation
1	Morningside of Decatur (2)	Alabama	AL	49	$253	$7,025	$3,762	11/19/2004	2021
2	Morningside of Auburn	Alabama	AL	42	292	1,805	776	11/19/2004	1997
3	The Palms of Fort Myers (2)	Florida	IL	218	1,675	6,999	3,711	4/1/2002	1988
4	Five Star Residences of Banta Pointe (3)	Indiana	AL	121	720	10,561	6,127	9/29/2011	2006
5	Five Star Residences of Fort Wayne (2)	Indiana	AL	154	999	8,526	5,205	9/29/2011	1998
6	Five Star Residences of Clearwater	Indiana	AL	88	342	14,267	9,227	6/1/2011	1999
7	Five Star Residences of Lafayette (2)	Indiana	AL	109	513	11,417	7,340	6/1/2011	2000
8	Five Star Residences of Noblesville (2)	Indiana	AL	151	1,012	13,008	8,088	7/1/2011	2005
9	The Villa at Riverwood (2)	Missouri	IL	111	667	4,873	3,263	4/1/2002	1986
10	Voorhees Senior Living (2)	New Jersey	AL	104	926	19,369	13,281	7/1/2008	1999
11	Washington Township Senior Living (2)	New Jersey	AL	93	900	26,143	17,492	7/1/2008	1998
12	Carriage House Senior Living	North Carolina	AL	98	874	9,827	5,353	12/1/2008	1997
13	Forest Heights Senior Living	North Carolina	AL	111	740	16,126	10,731	12/1/2008	1998
14	Fox Hollow Senior Living (2)	North Carolina	AL	77	1,048	25,530	17,410	7/1/2000	1999
15	Legacy Heights Senior Living (2)	North Carolina	AL	116	755	7,130	3,217	12/1/2008	1997
16	Morningside at Irving Park	North Carolina	AL	91	785	3,745	1,644	11/19/2004	1997
17	The Devon Senior Living	Pennsylvania	AL	84	511	31,945	14,796	7/1/2008	1985
18	The Legacy of Anderson	South Carolina	IL	101	571	10,730	6,262	12/1/2008	2003
19	Morningside of Springfield (2)	Tennessee	AL	54	436	17,775	10,986	11/19/2004	1984
20	Huntington Place	Wisconsin	AL	127	807	2,408	1,536	7/15/2010	1999
	Total			2,099	$14,826	$249,209	$150,207
_______________________________________
(1)    AL is primarily an assisted living community and IL is primarily an independent living community.
(2)    Encumbered property under FVE's $65,000 revolving credit facility.
(3)    Encumbered property under FVE's $6,882 mortgage note.
(4)    Excludes funds received under the CARES Act recognized as other operating income.

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever Five Star Senior Living Inc. uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, FVE is making forward-looking statements. These forward-looking statements are based upon FVE’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by FVE’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond FVE's control. For example:

•This press release includes statements regarding the actions that have occurred and steps that are expected to be taken in connection with the implementation of FVE's Strategic Plan and the anticipated timing, costs, savings and benefits related to such steps, as well as FVE's expectations for the operation and performance of the business following implementation of the Strategic Plan. FVE may not be able to implement each of its strategic initiatives in a timely manner or at all, the costs of such initiatives may be more than it expects, it may not realize the benefits it anticipates from the Strategic Plan, and it may not be able to achieve its objectives following implementation of such Strategic Plan, including partially offsetting the revenue loss from the communities it intends to transition with expense reductions to right-size operations, on the anticipated timeline or at all.

•Ms. Potter states that Five Star has completed its COVID-19 vaccination program of inoculating all community team members and resident COVID-19 cases have declined to pandemic lows. However, despite the current case count and high rate of vaccinations, certain residents, team members and clients may still become infected with COVID-19, including as a result of current or possible variants or mutations of the virus, and any concerns about infections may reduce the number of new residents moving into FVE's communities, which could impact FVE's operations and financial performance.

•Ms. Potter states that FVE is encouraged by the continued occupancy growth within its owned and managed senior living portfolios. However, these trends may not continue and occupancy could decline due to a variety of factors, including as a result of the COVID-19 pandemic.

•Ms. Potter states that FVE is driving efficiency as it repositions its communities to fully participate in the upside of the senior living industry. However, FVE may not achieve the efficiencies it seeks or be able to reposition its portfolio and realize the benefits it expects. Further, the upside of the senior living industry that FVE expects may not be realized.

•The out performance of our retained portfolio realized for the quarter ending September 30, 2021 compared to the total DHC managed portfolio for that period may not be achieved in future periods.

•This press release includes statements regarding FVE's intent to expand its Ageility business and growing and diversifying FVE's rehabilitation and wellness offerings. It also includes statements regarding FVE's expectation that FVE will continue to evolve and diversify through growth of its ancillary rehabilitation and wellness service offerings by opening new clinics ad expanding its fitness and other home-based service offerings within and outside its senior living communities. FVE may not be able to achieve these objectives, including if its growth is adversely impacted by the COVID-19 pandemic, and if it does not have sufficient resources to fund the expansion or does not identify new opportunities to grow or diversify the business.

The information contained in FVE’s filings with the Securities and Exchange Commission, or SEC, including under “Risk Factors” in FVE’s periodic reports, or incorporated therein, identifies other important factors that could cause FVE’s actual results to differ materially from those stated in or implied by FVE’s forward-looking statements. FVE’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, FVE does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8245